EXHIBIT 99.1

Stockholders of LBC Bancshares, Inc. Approve Merger With Colony Bankcorp, Inc.

FITZGERALD, Ga., March 21, 2019 (GLOBE NEWSWIRE) -- Colony Bankcorp, Inc. (Nasdaq: CBAN) ("Colony" or "the Company") today announced that the shareholders of LBC Bancshares, Inc. ("LBC"), parent company of Calumet Bank, a Georgia state-chartered bank, have voted to approve Colony's proposed acquisition of 100% of the common stock of LBC in a combined stock-and-cash transaction valued at approximately $34.1 million (the "Merger"), pursuant to an Agreement and Plan of Merger entered into on December 18, 2018 (the "Merger Agreement").  The transaction remains subject to receipt of all required regulatory approvals, which is anticipated by mid-April, and is expected to be completed on May 1, 2019, subject to the satisfaction of other customary closing conditions contained in the Merger Agreement.

About Colony Bankcorp

Colony Bankcorp, Inc. is the bank holding company for Colony Bank.  Founded in 1975 and headquartered in Fitzgerald, Georgia, Colony operates 27 full-service branches throughout Central, Southern and Coastal Georgia, as well as a full-service website at www.colonybank.com.  Colony's common stock is traded on the NASDAQ Global Market under the symbol CBAN.  Follow the Company on Facebook or on Twitter @colony_bank.

About LBC Bancshares

LBC Bancshares is the parent company of Calumet Bank. Since 2008, Calumet has served the community as a locally owned and managed bank dedicated to the highest levels of service.  With state-of-the-art technology, Calumet Bank provides customers with robust banking systems in a distinct culture of stewardship and trust.  The main office is located in LaGrange, Georgia, in Calumet Center, with the additional branch in Columbus, Georgia, on Airport Thruway.  The bank also has a loan production office located in Atlanta Tech Park, a technology incubator located at 107 Technology Parkway in Peachtree Corners, Georgia.

Forward-Looking Statements

This news release contains "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. In general, forward-looking statements usually use words such as "may," "believe," "expect," "anticipate," "intend," "will," "should," "plan," "estimate," "predict," "continue" and "potential" or the negative of these terms or other comparable terminology, including statements related to the expected timing of the closing of the Merger, the expected returns and other benefits of the Merger to shareholders, expected improvement in operating efficiency resulting from the Merger, estimated expense reductions resulting from the transactions and the timing of achievement of such reductions, the impact on and timing of the recovery of the impact on tangible book value, and the effect of the Merger on the Company's capital ratios. Forward-looking statements represent management's beliefs, based upon information available at the time the statements are made, with regard to the matters addressed; they are not guarantees of future performance. Forward-looking statements are subject to numerous assumptions, risks and uncertainties that change over time and could cause actual results or financial condition to differ materially from those expressed in or implied by such statements.

Factors that could cause or contribute to such differences include, but are not limited to, the risk that the cost savings and any revenue synergies from the Merger may not be realized or take longer than anticipated to be realized, disruption from the Merger with customers, suppliers, employee or other business partners relationships, the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement, the risk of successful integration of LBC's business into the Company, the amount of the costs, fees, expenses and charges related to the Merger, the ability by the Company to obtain required governmental approvals of the Merger, reputational risk and the reaction of each of the companies' customers, suppliers, employees or other business partners to the Merger, the failure of the closing conditions in the Merger Agreement to be satisfied, or any unexpected delay in closing of the Merger, the risk that the integration of LBC's operations into the operations of the Company will be materially delayed or will be more costly or difficult than expected, the possibility that the Merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events, the dilution caused by the Company's issuance of additional shares of its common stock in the merger transaction, and general competitive, economic, political and market conditions. Additional factors which could affect the forward-looking statements can be found in the cautionary language included under the headings "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Risk Factors" in the Company's Annual Reports on Form 10-K for the year ended December 31, 2018, under the heading "Risk Factors" in the Company's Registration Statement on Form S-4 (File No. 333‑229488) and other documents subsequently filed by the Company with the SEC. Consequently, no forward-looking statement can be guaranteed. Neither the Company nor LBC undertakes any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For any forward-looking statements made in this new release or any related documents, the Company and LBC claim protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Additional Information About the Merger and Where to Find It

In connection with the proposed Merger, the Company filed with the Securities and Exchange Commission (the "SEC") a Registration Statement on Form S-4 (File No. 333-229488), which included a proxy statement of LBC and a prospectus of the Company, as well as other relevant documents concerning the proposed transaction. WE URGE INVESTORS AND SECURITY HOLDERS TO READ THE REGISTRATION STATEMENT ON FORM S-4, THE PROXY STATEMENT/PROSPECTUS INCLUDED WITHIN THE REGISTRATION STATEMENT ON FORM S-4 AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, LBC AND THE PROPOSED MERGER. The proxy statement/prospectus was sent to the shareholders of LBC seeking the required shareholder approval. Investors and security holders will be able to obtain free copies of the registration statement on Form S-4 and the related proxy statement/prospectus, as well as other documents filed with the SEC by the Company through the web site maintained by the SEC at www.sec.gov. Documents filed with the SEC by the Company will also be available free of charge by directing a written request to Colony Bankcorp, Inc., 115 South Grant Street, Fitzgerald, Georgia 31750 Attn: Terry L. Hester, Executive Vice President and Chief Financial Officer. The Company's telephone number is (229) 426-6000.

Participants in the Transaction

The Company, LBC and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of LBC in connection with the proposed transaction. Certain information regarding the interests of these participants and a description of their direct and indirect interests, by security holdings or otherwise, are included in the proxy statement/prospectus regarding the proposed transaction. Additional information about the Company and its directors and officers may be found in the definitive proxy statement of the Company relating to its 2018 Annual Meeting of Shareholders filed with the SEC on April 20, 2018. The definitive proxy statement can be obtained free of charge from the sources described above.

For additional information, contact:
T. Heath Fountain
President and Chief Executive Officer
(229) 426-6000, ext. 6012